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                                                                     Exhibit 1.1


                     [Form of U.S. underwriting agreement]



                          CHARTER COMMUNICATIONS, INC.

                 CLASS A COMMON STOCK, PAR VALUE $.001 PER SHARE

                      UNDERWRITING AGREEMENT (U.S. VERSION)

                                                             November __, 1999

Goldman, Sachs & Co.,
Bear, Stearns & Co. Inc.,
Morgan Stanley & Co. Incorporated,
Donaldson, Lufkin & Jenrette Securities Corporation,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Salomon Smith Barney Inc.,
A. G. Edwards & Sons, Inc.,
M. R. Beal & Company,
  As representatives of the several Underwriters
   named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

         Charter Communications, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 144,500,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 21,675,000 additional shares (the "Optional Shares") of Class A Common Stock, par value $.001 per share ("Stock"), of the Company (the Firm Shares and the Optional Shares that the Underwriters purchase pursuant to
Section 2 hereof being collectively called the "Shares"). The Company will use the proceeds to purchase limited liability company interests ("Membership Units") of Charter Communications Holding Company, LLC, a Delaware limited liability company ("Holding"), as described in the Prospectus (as hereinafter defined).

         It is understood and agreed to by all parties that the Company is concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Company of up to a total of 29,325,000 shares of Stock (the "International Shares"), including the overallotment option thereunder, through arrangements with certain underwriters outside the United States (the "International Underwriters"), for whom Goldman Sachs International, Bear,
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Stearns International Limited, Morgan Stanley & Co. International Limited,
Donaldson, Lufkin & Jenrette International, Merrill Lynch International and Salomon Brothers International Limited are acting as lead managers. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the International Shares. The latter form of prospectus will be identical to the former except for the front and back cover pages and the "Underwriting" section. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the shares of Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

         1. The Company and Holding, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

          (a) A registration statement on Form S-1 (File No. 333-83887) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, delivered to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the
     Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration
     Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b)
     Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of
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     Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration
     Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

          (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

          (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

          (d) None of the Company, Holding or any of Holding's subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock, limited liability company interests or long-term debt of the Company, Holding or any of Holding's subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' or members' equity, or
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     results of operations of the Company, Holding and Holding's subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

          (e) Each of the Company, Holding and Holding's subsidiaries has good and marketable title in fee simple to all real property and good and valid title to all personal property owned by it reflected as owned in the financial statements or elsewhere in the Prospectus, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, Holding and Holding's subsidiaries; and any real property and buildings held under lease by the Company, Holding and Holding's subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, Holding and Holding's subsidiaries;

          (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; Holding has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; each of the Company and Holding has power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to execute, deliver and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, and is not subject to liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to be so qualified would not, individually and in the aggregate, have a material adverse effect on the current or future financial position, stockholders' or members' equity or results of operations of the Company, Holding and Holding's subsidiaries, taken as a whole (a "Material Adverse Effect"); each subsidiary of Holding has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation; and the Company does not have any subsidiary (as such term is defined in the rules and regulations under the Act) except that contemporaneously with the consummation of the transactions contemplated by this Agreement, the Company will acquire an
     approximate      % equity interest and a 100% voting interest in
     Holding;

          (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and conform to the descriptions thereof contained in the Prospectus; Holding has an authorized capitalization as set forth in the
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     Prospectus, and all of the issued and outstanding Membership Units have been duly and validly authorized and issued, are fully paid and non-assessable, are owned directly by Charter Investment, Inc. ("Charter Investment"), Vulcan Cable III Inc. ("Vulcan III") and those other persons or entities described in the Prospectus, free and clear of all liens, encumbrances, equities or claims, and conform to the description of the Membership Units contained in the Prospectus; and all of the issued shares of capital stock or limited liability company interests, as the case may be, of each subsidiary of Holding have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by Holding, free and clear of all liens, encumbrances, equities or claims;

          (h) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and in the International Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

          (i) The issue and sale of the Shares by the Company hereunder and under the International Underwriting Agreement and the compliance by the Company and Holding with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease, license, franchise agreement, permit or other agreement or instrument to which the Company, Holding or any of Holding's subsidiaries is a party or by which the Company, Holding or any of Holding's subsidiaries is bound or to which any of the property or assets of the Company, Holding or any of Holding's subsidiaries is subject, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, Holding or any of Holding's subsidiaries or any of their properties, including, without limitation, the Communications Act of 1934, as amended, the Cable Communications Policy Act of 1984, as amended, the Cable Television
     Consumer Protection and Competition Act of 1992, as amended, and the Telecommunications Act of 1996 (collectively, the "Cable Acts") or any order, rule or regulation of the Federal Communications Commission (the "FCC"), except where such breach or violation would not have a Material Adverse Effect and would not have the effect of preventing the Company or Holding from performing any of their respective obligations under this Agreement; nor will such action result in any violation of the Restated Certificate of Incorporation or Bylaws of the Company or the Certificate of Formation or Amended and Restated Limited Liability Company Agreement of Holding; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required, including, without limitation, under the Cable Acts or any order, rule or regulation of the FCC, for the issue and sale of the Shares or the
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     consummation by the Company and Holding of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as have been made or except as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters;

          (j) None of the Company, Holding or any of Holding's subsidiaries is
     (i) in violation of its certificate of incorporation, by-laws, certificate of formation, limited liability company agreement or other organizational document, as the case may be, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease, license, permit or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of the terms of any franchise agreement, or any law, statute, rule or regulation or any judgment, decree or order, in any such case, of any court or governmental or regulatory agency or other body having jurisdiction over the Company, Holding or Holding's subsidiaries or any of their properties or assets, including, without limitation, the Cable Acts or any order, rule or regulation of the FCC, except, in the case of clauses (ii) and (iii), such as would not, individually and in the aggregate, have a Material Adverse Effect;

          (k) The provisions of the Company's Restated Certificate of Incorporation and Bylaws, including, without limitation, the provisions thereof relating to the Stock and the Company's Class B Common Stock, par value .001 per share (the "Class B Stock"), are lawful and permitted under the Delaware General Corporation Law, do not violate any Delaware statute or rule or regulation of any Delaware governmental agency or body having jurisdiction over the Company or Holding and, subject to principles of equity, a Delaware court properly presented with the matter would so find; Holding's Certificate of Formation and Amended and Restated Limited Liability Company Agreement do not violate the Delaware Limited Liability Company Act, the Amended and Restated Limited Liability Company Agreement is enforceable against the parties thereto in accordance with its terms, and the Certificate of Formation and Amended and Restated Limited Liability Company Agreement do not violate any Delaware statute, any rule or regulation of any Delaware governmental agency or body having jurisdiction over the Company or Holding or any order of any Delaware court having jurisdiction over the Company or Holding;

          (l) The statements set forth in the Prospectus under the captions "Risks Factors --Regulatory and Legislative Matters", "Business -- Acquisitions", "Regulation and Legislation", "Management", "Certain Relationships and Related Transactions", "Description of Certain Indebtedness", "Description of Capital Stock and Membership Units", "Shares Eligible For Future Sale" and "Certain United States Tax Consequences for Non-United States Holders", insofar as they purport to describe the provisions of the laws, documents and arrangements referred to therein, are accurate in all material respects;
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          (m) Other than as set forth in the Prospectus, there are no legal or governmental proceedings (including, without limitation, by the FCC or any franchising authority) pending to which the Company, Holding or any of Holding's subsidiaries is a party or of which any property of the Company, Holding or any of Holding's subsidiaries is the subject which, if determined adversely to the Company, Holding or any of Holding's subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the best knowledge of the Company and Holding and except as disclosed in the Prospectus, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (n) Each of the Company, Holding and Holding's subsidiaries carries insurance (including self-insurance) in such amounts and covering such risks as in the reasonable determination of the Company and Holding is adequate for the conduct of its business and the value of its properties;

          (o) Except as set forth in the Prospectus, there is no strike, labor dispute, slowdown or work stoppage with the employees of any of the Company, Holding or Holding's subsidiaries which is pending or, to the best knowledge of the Company and Holding, threatened which would, individually or in the aggregate, have a Material Adverse Effect;

          (p) Neither the Company nor Holding is and, after giving effect to the offering and sale of the Shares, will be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act");

          (q) The audited consolidated financial statements (including the notes thereto) included in the Prospectus present fairly in all material respects the respective consolidated financial positions, results of operations and cash flows of the entities to which they relate at the dates and for the periods to which they relate and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis, except as otherwise stated therein; the supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein; and the summary and selected financial data in the Prospectus present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein;

          (r) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Prospectus
     (i) comply as to form in all material respects with the applicable requirements of Regulation S-X for Form S-1 promulgated under the Securities Exchange Act of 1934, as amended, and (ii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro
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     forma financial data and other pro forma financial information included in the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

          (s) Each of the following firms are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder, based upon representations by such firms to us: (i) Arthur Andersen LLP, who have certified certain financial statements of the Company, Holding, CCA Group, CharterComm Holdings, L.P., Long Beach Acquisition Corp., Sonic Communications Cable Television Systems and Greater Media Cablevision Systems; (ii) KPMG LLP, who have certified certain financial statements of Marcus Cable Company, L.L.C., Helicon Partners I L.P. and affiliates, TCI Falcon Systems and Bresnan Communications Group Systems; (iii) Ernst & Young LLP, who have certified certain financial statements of Renaissance Media Group LLC, the combined statements of the Picayune MS, Lafourche LA St. Tammany LA, St. Landry LA, Point Coupee LA and Jackson TN cable television systems, R/N South Florida Cable Management Limited Partnership, Indiana Cable Associates, Ltd., Falcon Communications, L.P. and Fanch Cable Systems (comprised of components of TWFanch-one Co. and TWFanch-two Co.); and (iv) PriceWaterhouseCoopers LLP, who have certified certain financial statements of InterMedia Cable Systems, Rifkin Acquisition Partners L.L.L.P., Rifkin Cable Income Partners LP, Avalon Cable LLC, Avalon Cable of Michigan Holdings, Cable Michigan, Inc., Amrac Clear View, a Limited Partnership, Pegasus Cable Television of Connecticut, Inc. and the Massachusetts operations of Pegasus Cable Television, Inc.

          (t) The Company and Holding have reviewed their operations and those of Holding's subsidiaries to evaluate the extent to which the business or operations of the Company, Holding or any of Holding's subsidiaries will be affected by the Year 2000 Problem. As a result of such review, except as disclosed in the Prospectus, the Company and Holding have no reason to believe that the Year 2000 Problem will have a Material Adverse Effect or result in any material loss or interference with the business or operations of the Company, Holding or Holding's subsidiaries. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000;

          (u) The Company, Holding and Holding's subsidiaries own or possess, or can acquire on reasonable terms, adequate licenses, trademarks, service marks, trade names or copyrights (collectively, "Intellectual Property") necessary to conduct the
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                                       9

     business now or proposed to be operated by each of them as described in the Prospectus, except where the failure to own, possess or have the ability to acquire any Intellectual Property would not, individually and in the aggregate, have a Material Adverse Effect; and none of the Company, Holding or Holding's subsidiaries has received any notice of infringement of or conflict with (and none actually knows of any such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property which, if any such assertion of infringement or conflict were sustained would, individually or in the aggregate, have a Material Adverse Effect;

          (v) Except as described in the Prospectus, the Company, Holding and Holding's subsidiaries have obtained all consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations of and from, and have made all declarations and filings with, all governmental and regulatory authorities (including, without limitation, the FCC), all self-regulatory organizations and all courts and other tribunals legally necessary to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Prospectus, except to the extent that the failure to so obtain or file would not, individually and in the aggregate, have a Material Adverse Effect;

          (w) Each of the franchises held by the Company, Holding and Holding's subsidiaries that are material to the Company, Holding and Holding's subsidiaries, taken as a whole, is in full force and effect, with no material restrictions or qualifications; and to the best knowledge of the Company and Holding, no event has occurred which permits, or with notice or lapse of time or both would permit, the revocation or non-renewal of any franchises, assuming the filing of timely renewal applications and the timely payment of all applicable filing and regulatory fees to the applicable franchising authority, or which might result, individually or in the aggregate, in any other material impairment of the rights of the Company, Holding and Holding's subsidiaries in the franchises. Except as described in the Prospectus, the Company and Holding have no reason to believe that any franchise that is required for the operation of the Company, Holding and Holding's subsidiaries will not be renewed in the ordinary course;

          (x) The Company, Holding and Holding's subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with
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                                       10

     Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually and in the aggregate, have a Material Adverse Effect;

          (y) The Company, Holding and Holding's subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns required to be filed as of the date hereof, except where the failure to so file such returns would not, individually and in the aggregate, have a Material Adverse Effect, and have paid all taxes shown as due thereon; and there is no tax deficiency that has been asserted against the Company, Holding or any of Holding's subsidiaries that could reasonably be expected to result, individually and in the aggregate, in a Material Adverse Effect;

          (z) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company, Holding or any of their affiliates and any person granting such person the right to require the Company or Holding to file a registration statement under the Act with respect to any securities of the Company or Holding or to require the Company or Holding to include such securities with the Shares registered pursuant to the Registration Statement;

          (aa) Except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any securities of the Company or Holding or any security convertible into or exchangeable for securities of the Company or Holding;

          (ab) There are no contracts, other documents or other agreements required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations thereunder which have not been described or filed as required; the contracts so described in the Prospectus are in full force and effect on the date hereof; and none of the Company, Holding or Holding's subsidiaries and, to the best of the Company's and Holding's knowledge, any other party is in breach of or default under any of such contracts, except for those breaches or defaults that would not, individually and in the aggregate, result in a Material Adverse Effect;

          (ac) The Company, Holding and Holding's subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing
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                                       11

     assets at reasonable intervals and appropriate action is taken with respect to any differences; and

         (ad) To the best knowledge of the Company and Holding, the representations and warranties with respect to the matters covered in paragraphs
(d), (j) (other than clause (i) thereof), (m), (n), (o), (t), (u), (v), (w) and
(x) of this Section 1 are true and correct with respect to each of the cable systems or the companies owning the cable systems, as the case may be, being acquired in the pending acquisitions described in "Business - Acquisitions - Pending Acquisitions" in the Prospectus (each such cable system or company being deemed to be a subsidiary of Holding for purposes of such representations and warranties).

         2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $______, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

           The Company hereby grants to the Underwriters the right to purchase at their election up to 21,675,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

           3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

           4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on November _, 1999 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery."

           (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(m) hereof, will be delivered at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

           5. The Company and Holding, jointly and severally, agree with each of the Underwriters:

          (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) Prior to 10:00 A.M. New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

          (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, the Company and Holding will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder and under the International Underwriting Agreement, any securities of the Company or Holding that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or Class B Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), or file any registration statement under the Act (other than a registration statement on Form S-8 covering Stock that may issued pursuant to the exercise of options under Holding's option plan described in the Prospectus, or, registration statements on Form S-1 covering resales of Stock that may be issued to persons or entities receiving Stock or Membership Units in connection with the Rifkin, Falcon and Bresnan acquisitions, as described in the Prospectus) or enter into hedging transactions with respect to any of the foregoing, without your prior written consent, except that this Section 5(e) shall not prevent the Company or Holding from offering and selling convertible debt, convertible preferred or other equity securities to finance a portion of the purchase price for Bresnan Communications Limited Partnership;

           (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' and members' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

           (g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company; and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed;

          (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and the International Underwriting Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

          (i) To use its best efforts to have the Shares approved for quotation on the Nasdaq National Market ("Nasdaq");

          (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and

          (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

           6. The Company and Holding, jointly and severally, covenant and agree with the several Underwriters that the Company and Holding, jointly and severally, will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and Holding's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the International Underwriting Agreement, the Agreement between Syndicates, the Selling Agreement, the Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey;
(iv) all fees and expenses in connection with listing the Shares on Nasdaq; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of

Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

           7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and Holding herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and Holding shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b) Debevoise & Plimpton, counsel for the Underwriters, shall have furnished to you such opinion (a draft of such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), (v), (viii) (as to the Stock and the Membership Units) and (x) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Paul, Hastings, Janofsky & Walker LLP, counsel for the Company and Holding, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; Holding has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; and each of the Company and Holding has power and authority (corporate or other) to own or lease its properties and conduct its business as described in the Prospectus and to execute, deliver and perform its obligations under this Agreement;

               (ii) The Company has an authorized capitalization as set forth under the caption "Capitalization" in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and the Shares conform in all material respects to the description thereof contained in the Prospectus; the Firm Shares, when issued and delivered, against payment thereof as contemplated by this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable;

               (iii) Holding has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding Membership Units have been duly and validly authorized and issued and are fully paid and non-assessable, and the Membership Units conform to the description thereof contained in the Prospectus;

               (iv) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, Holding or any of Holding's subsidiaries is a party or of which any property of the Company, Holding or any of Holding's subsidiaries is the subject which, if determined adversely to the Company, Holding or any of Holding's subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the best of such counsel's knowledge and other than as set forth in the Prospectus, no such proceedings are overtly threatened by governmental authorities or by others;

               (v) This Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by each of the Company and Holding;

               (vi) The issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company and Holding with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not, to the best of such counsel's knowledge, result in any violation of the provisions of the Restated Certificate of Incorporation or Bylaws of the Company or the Certificate of Formation or Amended and Restated Limited Liability Company Agreement of Holding, or any Federal or New York statute or any order, rule or regulation of any Federal or New York State court or governmental agency or body having jurisdiction over the Company, Holding or Holding's subsidiaries or any of their properties;

               (vii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body referred to in paragraph (vi) is required for the issue and sale of the Shares or the consummation by the Company and Holding of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as have been obtained or may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters;

               (viii) The statements set forth in the Prospectus under the captions "Description of Certain Indebtedness," "Description of Capital Stock and Membership Units," "Shares Eligible For Future Sale," and "Certain United States Tax Consequences for Non-United States Holders," insofar as they purport to describe the provisions of the laws, documents and arrangements referred to therein, fairly summarize such laws and documents in all material respects;

               (ix) After giving effect to the offering and sale of the Shares, neither the Company nor Holding will be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act; and

               (x) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related notes and schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder, although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion;

               Such counsel shall also state as follows: We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement or the Prospectus, except as described in specified paragraphs of the opinion. However, in connection with the preparation by the Company of the Registration Statement and the Prospectus, we participated in various discussions and meetings with the Underwriters' representatives, officers and other representatives of the Company, and representatives of the Company's independent public accountants at which the contents of the Registration Statement and the Prospectus were discussed. No information has come to our attention which causes us to conclude that (i) the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the date hereof contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (except, in each case in respect of the Registration Statement or the Prospectus or any supplement thereto, that we express no view as to financial statements and notes thereto, financial schedules and other financial information included therein and to the exhibits to the Registration Statement).

                                       19
          (d) Curtis Shaw, Esq., General Counsel of the Company and Holding, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) Each subsidiary of Holding listed on a schedule attached to such counsel's opinion (the "Charter Subsidiaries") has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation; and all of the issued shares of capital stock or limited liability company interests, as the case may be, of each Charter Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by Holding, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect to matters of fact upon certificates of officers of Holding or its subsidiaries);

               (ii) Each of the Company, Holding and the Charter Subsidiaries has been duly qualified as a foreign corporation or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, and is subject to no liability or disability by reason of failure to be so qualified in any such jurisdiction, except where the failure to be so qualified would not, individually and in the aggregate, have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, Holding or Holding's subsidiaries);

               (iii) The issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company and Holding with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not, to the best of his knowledge, result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease, license, permit or other agreement or instrument to which the Company, Holding or any of Holding's subsidiaries is a party or by which the Company, Holding or any of Holding's subsidiaries is bound or to which any of the properties or assets of the Company, Holding or any of Holding's subsidiaries is bound or to which any of the property or assets of the Company, Holding or any of Holding's subsidiaries is subject other than such breaches, violations or defaults which would not, individually and in the aggregate, have a Material Adverse Effect and would not have the effect of preventing the Company or Holding from performing any of their respective obligations under this Agreement, nor will such action result in any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company, Holding or any of Holding's subsidiaries or any of their properties;

               (iv) None of the Company, Holding or any of Holding's subsidiaries is (i) in violation of its certificate of incorporation, by-laws, certificate of formation, limited liability company agreement or other organizational document, as the case may be, (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease, license, permit or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, or (iii) in violation of the terms of any franchise agreement, or any law, statute, rule or regulation or any judgment, decree or order, in any such case, of any court or governmental or regulatory agency or other body having jurisdiction over the Company, Holding or Holding's subsidiaries or any of their properties or assets, including, without limitation, the Cable Acts or any order, rule or regulation of the FCC, except, in the case of clauses (ii) and (iii), such as would not, individually and in the aggregate, have a Material Adverse Effect; and

               (v) To the best knowledge of such counsel and other than as set forth in the Prospectus, there are no persons with registration or similar rights to have any securities of the Company or Holding registered pursuant to the Registration Statement or otherwise registered under the Act, and there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any securities of the Company or Holding or any security convertible into or exchangeable for securities of the Company or Holding;

           (e) Cole, Raywid & Braverman, L.L.P., special regulatory counsel to the Company and Holding, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(d) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

               (i) The issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company and Holding with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated do not and will not contravene the Cable Acts or any order, rule or regulation of the FCC to which the Company, Holding or any of Holding's subsidiaries or any of their properties is subject;

               (ii) To the best of such counsel's knowledge, no consent, approval, authorization or order of, or registration, qualification or filing with, the FCC is required under the Cable Acts or any order, rule or regulation of the FCC in connection with the issue and sale of the Shares being delivered at such Time of Delivery and the compliance by the Company and Holding with all of the provisions of this Agreement and the International

          Underwriting Agreement and the consummation of the transactions herein and therein contemplated;

               (iii) The statements set forth in the Prospectus in the "Risk Factors" section under the subheading "Risks Related to Regulatory and Legislative Matters" and in "Regulation and Legislation," insofar as they constitute summaries of laws referred to therein, concerning the Cable Acts and the published rules, regulations and policies promulgated by the FCC thereunder, fairly summarize the matters described therein;

               (iv) To the knowledge of such counsel based solely upon its review of publicly available records of the FCC and operational information provided by the Company's, Holding's and Holding's subsidiaries' management, the Company, Holding and Holding's subsidiaries hold all FCC licenses for cable antenna relay services necessary to conduct the business of the Company, Holding and Holding's subsidiaries as currently conducted, except to the extent the failure to hold such FCC licenses would not, individually and in the aggregate, be reasonably expected to have a Material Adverse Effect;

               (v) Except as disclosed in the Prospectus and except with respect to rate regulation matters, and general rulemakings and similar matters relating generally to the cable television industry, to such counsel's knowledge, based solely upon its review of the publicly available records of the FCC and upon inquiry of the Company's, Holding's and Holding's subsidiaries' management, during the time the cable systems of the Company, Holding and Holding's subsidiaries have been owned by the Company, Holding and Holding's subsidiaries (A) there has been no adverse FCC judgment, order or decree issued by the FCC relating to the ongoing operations of any of the Company, Holding or Holding's subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect; and (B) there are no actions, suits, proceedings, inquiries or investigations by or before the FCC pending or threatened in writing against or specifically affecting the Company, Holding or any of Holding's subsidiaries or any cable system of the Company, Holding or any of Holding's subsidiaries which could, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect;

           (f) Richards, Layton & Finger, special Delaware counsel to the Company and Holding, shall have furnished to you their written opinion, dated such Time of Delivery, confirming their written opinion, dated October 18, 1999, previously delivered to you (a copy of the October 18th opinion is attached as Annex II(e) hereto);

           (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of Arthur Andersen LLP, KPMG LLP, Ernst & Young LLP and PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letters delivered prior to the execution of this Agreement are attached as Annex I(a) hereto and a draft of the form of letters to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

           (h) (i) None of the Company, Holding or any of Holding's subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and
      (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock, limited liability company interests or long-term debt of the Company, Holding or any of Holding's subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' or members' equity, or results of operations of the Company, Holding and Holding's subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (i) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the debt securities of any of Holding's subsidiaries by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of any of Holding's subsidiaries;

          (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on Nasdaq; (ii) a suspension or material limitation in trading in the Company's securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (k) The Shares to be sold at such Time of Delivery shall have been duly approved for quotation on Nasdaq;

          (l) The Company has obtained and delivered to the Underwriters executed copies of an agreement from the persons and entities named in
     Schedule II hereto, substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you;

          (m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

          (n) The Company and Holding shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and Holding satisfactory to you as to the accuracy of the representations and warranties of the Company and Holding herein at and as of such Time of Delivery, as to the performance by the Company and Holding of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request;

          (o) Mr. Paul G. Allen, through Vulcan III, shall have purchased additional Membership Units in Holding for a purchase price of $750 million at a price per membership unit equal to the net initial public offering price for the Shares;

          (p) The Amended and Restated Limited Liability Company Agreement of Holding shall have been duly executed and delivered by the parties thereto;

          (q) Charter Investment shall have assigned to the Company all of its rights and obligations under the Amended and Restated Management Agreement, dated March 17, 1999, between Charter Communications Operating, LLC and Charter Investment; the Company and Holding shall have entered into a management agreement, as described in the Prospectus; and the Company and Charter Investment shall have entered into a services agreement, as described in the Prospectus;

          (r) The executive officers identified in the Prospectus as executive officers of the Company shall have been duly appointed as officers of the Company and the Company shall have assumed all obligations of Charter Investment under each of their employment agreements, if any; and

          (s) Charter Investment shall have assigned to Holding all of its rights and obligations under Charter Investment's agreements described in the Prospectus as being assigned to Holding.

           8. (a) The Company and Holding, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Holding shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

           (b) Each Underwriter will indemnify and hold harmless the Company and Holding against any losses, claims, damages or liabilities to which the Company and Holding may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and Holding for any legal or other expenses reasonably incurred by the Company and Holding in connection with investigating or defending any such action or claim as such expenses are incurred.

           (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Any indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. The Company and Holding shall not be required to indemnify the Underwriters for any amounts paid or payable by the Underwriters in the settlement of any action, proceeding or investigation without the written consent of the Company to such settlement, which consent shall not be unreasonably withheld. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

           (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Holding on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Holding on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Holding on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and Holding bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Holding on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Holding and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

           (e) The obligations of the Company and Holding under this Section 8 shall be in addition to any liability which the Company and Holding may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and Holding (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company and Holding within the meaning of the Act.

           9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

           (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

           (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or Holding, except for the expenses to be borne by the Company, Holding and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

           10. The respective indemnities, agreements, representations, warranties and other statements of the Company, Holding and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, Holding or any officer or director or controlling person of the Company or Holding, and shall survive delivery of and payment for the Shares.

           11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and Holding shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but if, for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company and Holding will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and Holding shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

           12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

           All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention:
Registration Department; and if to the Company or Holding shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

           13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Holding and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and Holding and each person who controls the Company, Holding or any Underwriter, and their respective heirs, executors, administrators and successors, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

           14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

           15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

           16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

           If the foregoing is in accordance with your understanding, please sign and return to us twelve counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and Holding. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (U.S. Version), the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                   Very truly yours,

                                   Charter Communications, Inc.

                                   By:   _____________________________
                                         Name:
                                         Title:

                                   Charter Communications Holding Company, LLC

                                   By:   _____________________________
                                         Name:
                                         Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.
A. G. Edwards & Sons, Inc.
M. R. Beal & Company


By: _____________________________
      Name:
      Title:

      For themselves and as representatives of the several Underwriters.

                                   SCHEDULE I

                                                                                                   NUMBER OF OPTIONAL
                                                                            TOTAL NUMBER              SHARES TO BE
                                                                                 OF                   PURCHASED IF
                                                                             FIRM SHARES             MAXIMUM OPTION
UNDERWRITER                                                                TO BE PURCHASED              EXERCISED
-----------                                                                ---------------              ---------
Goldman, Sachs & Co....................................................
Bear, Stearns & Co. Inc................................................
Morgan Stanley & Co. Incorporated......................................
Donaldson, Lufkin & Jenrette Securities Corporation....................
Merrill Lynch, Pierce, Fenner & Smith Incorporated.....................
Salomon Smith Barney Inc...............................................
A. G. Edwards & Sons, Inc..............................................
M. R. Beal & Company...................................................
[Names of other Underwriters]..........................................


       Total...........................................................

                                   SCHEDULE II

Charter Investment, Inc.
Vulcan Cable III Inc.
Paul G. Allen
William D. Savoy
Jerald L. Kent
David G. Barford
Mary Pat Blake
Eric A. Freesmeier
Thomas R. Jokerst
Kent D. Kalkwalf
Ralph G. Kelly
David L. McCall
John C. Pietri
Steven A. Schumm
Curtis S. Shaw
Steven E. Silva
Ronald L. Nelson
Nancy B. Peretsman
Howard L. Wood
Marc B. Nathanson
Barry L. Babcock
Thomas R. Schaeffer, Jr.
J. Christian Fenger
Gene F. Knoblauch
David Kelly
John E. Fuhler
Timothy S. Morrison
Ennis C. Whitehead III
David B. Miller
Farrell Moseley
David O. Niswonger III
Paul W. Sly
Peter M. Cirelli
Edward J. Glaser
Laurie A. Nicholson
George C. Rosehart
Patrick J. Hayes
Vernon C. Kahler
Raymond Kowalinski
John Santangelo
Wesley E. Hart
Patricia J. Busby
Hugh Maceachern
Donald J. Vollmayer, Jr.

Susan E. McLaughlin
Terry M. Cordova
Patrick M. Murphy
Larry F. Schutz
Nicholas L. Theroux
Paul R. Estes
Eloise A. Engman
Heather L. Wood
John R. McFerron
Don R. Johnson
Dorothy A. Ewing
Richard A. Lang
Melvin Z. Bryant
Peter P. Eliason
James A. Holanda
Joshua L. Jamison
Ronald M. Johnson
Michael D. McDonald
Robert A. Schwietz
Davis J. Warehime
Susie C. Holliday
Patricia L. McCaskill
Trudi M. Foushee
Marcy A. Lifton
Linda C. Reisner
Celeste M. Vossmeyer
Thomas M. Degnan
Mark J. Bogart
Joseph A. Carnicia
James C. Rice
Julie M. Maune

                                                                         ANNEX I

                             FORM OF COMFORT LETTER

           Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

           (i) They are independent certified public accountants with respect to the Company, Holding and Holding's subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

           (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished separately to the representatives of the Underwriters (the "Representatives");

           (iii)They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which [have been separately furnished to the Representatives][are attached hereto] and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

           (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

           (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

           (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and Holding and its subsidiaries, inspection of the minute books of the Company and Holding and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and Holding and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                (A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

                (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

                (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company, Holding and Holding's subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

           (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company, Holding and Holding's subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company, Holding and Holding's subsidiaries and have found them to be in agreement.